Exhibit 99.1
                                                                    ------------
                                                                        news



FINANCIAL
RELATIONS BOARD



AT THE COMPANY                       AT FINANCIAL RELATIONS BOARD
--------------                       ----------------------------
James W. Christmas                   Marilynn Meek - General Info (212) 827-3773
Chairman and CEO                     Susan Garland - Analysts (212) 827-3775
(713) 877-8006


FOR IMMEDIATE RELEASE:
----------------------
August 2, 2005


                KCS ENERGY, INC. ANNOUNCES SECOND QUARTER RESULTS
                -------------------------------------------------
                37% Net Production Growth Drives Record Cash Flow
                -------------------------------------------------
          Company Increases 2005 Production Guidance and Capital Budget
          -------------------------------------------------------------


HOUSTON, TX, August 2, 2005 -- KCS Energy, Inc. (NYSE: KCS) today announced financial and operating results for the three and six months ended June 30, 2005.

Commenting on the second quarter and six-month results, James W. Christmas, Chairman and Chief Executive Officer, said, "2005 is shaping up to be the best year in the Company's history. The outstanding drilling results seen in the first quarter continued in the second quarter, with a total of 111 wells drilled in the first six months. As a result of the continued high success rates in drilling a record number of wells, production has increased significantly. For the quarter, gross production was up 29%, and production, net of delivery obligations under the production payment sold in 2001, was up 37% compared to last year's quarter. This significant increase in production, coupled with a 19% increase in oil and gas prices, led to record cash flow before net changes in assets and liabilities of $52.8 million, an 80% increase over last year's quarter. For the six months ended June 30, 2005, cash flow before net changes in assets and liabilities was $99.1 million, a 68% increase over the six months ended June 30, 2004. (Cash flow before net changes in assets and liabilities is a non-GAAP financial measure which is explained in greater detail in the attached financial table entitled "Non-GAAP Financial Measure.) Based on this, the Board of Directors has approved an 18% increase in our capital budget, exclusive of acquisitions, to $225 million, which we anticipate can be funded through internally generated cash flow. We are also further increasing our production guidance to an estimated 49-52 BCFE gross and 45-48 BCFE net, compared to 35 BCFE net last year."

Financial Highlights

($ thousands except per share)

                                  3 Mos. 2005               3 Mos. 2004
                                  -----------               -----------
Revenue and Other                 $    78,700               $    50,641
Operating Income                  $    39,658               $    23,240
Income Before Income Taxes        $    34,574               $    15,390
Income Tax Expense                $   (13,644)              $      (893)
Net Income                        $    20,930               $    14,497
Diluted Earnings Per Share        $      0.42               $      0.29






                                  6 Mos. 2005               6 Mos. 2004
                                  -----------               -----------
Revenue and Other                 $   143,542               $   101,085
Operating Income                  $    72,790               $     47,684
Income Before Income Taxes        $    64,405               $     36,817
Income Tax Expense                $   (24,055)              $     (2,875)
Net Income                        $    40,350               $     33,942
Diluted Earnings Per Share        $      0.80               $       0.69

Increased production, coupled with increased commodity prices, resulted in a 125% increase in income before income taxes for the three months ended June 30, 2005. Income tax expense for the three months ended June 30, 2005 was $13.6 million, compared to $0.9 million for the three months ended June 30, 2004, when the Company was recording income taxes at significantly less than the full statutory rates. Net income for the three months ended June 30, 2005 increased 44% to $20.9 million, or $0.42 per basic and diluted share, compared to $14.5 million, or $0.30 per basic share and $0.29 per diluted share, for the three months ended June 30, 2004.

Income before income taxes for the six months ended June 30, 2005 increased 75% to $64.4 million. Income tax expense for the six months ended June 30, 2005 was $24.1 million, compared to $2.9 million for the six months ended June 30, 2005, when the Company was recording income taxes at significantly less than the full statutory rates. Net income for the six months ended June 30, 2005 increased 19% to $40.4 million, or $0.81 per basic share and $0.80 per diluted share, compared to $33.9 million, or $0.70 per basic share and $0.69 per diluted share, for the six months ended June 30, 2004.

Operational Update
------------------
KCS continued an active drilling program in the second quarter with the drilling of 49 wells, 26 of which were in the Mid-Continent Division and 23 of which were in the Gulf Coast Division. Of the 49 wells that were drilled in the second quarter, 46 were completed for a 94% success ratio. Year to date, 111 wells have been drilled with a 94% success ratio.

In addition to the ongoing program drilling in the Mid-Continent Division, KCS was successful in drilling some significant higher exposure wells in the second quarter, and closed on the previously announced acquisition of properties in its core North Louisiana-East Texas operating area for a purchase price of $86.9 million.

Gross production increased 29% from the second quarter of 2004 to 137 MMCFEPD in the second quarter of 2005. Current field estimated gross production is approximately 145 MMCFEPD.

Net production for the quarter, after considering delivery obligations associated with the production payment sold in 2001, increased 37% to 126 MMCFEPD. Sequentially, second quarter net production increased 15% from the first quarter. Current field estimated net production is approximately 135 MMCFEPD.

Capital expenditures for the first six months of 2005 were approximately $126 million for drilling, completions, facilities, land and seismic data and $91 million for acquisitions.

Lease operating and G&A expenses per MCFE decreased to $0.66 per MCFE and $0.22 per MCFE, respectively for the second quarter.

Activity in key areas during the second quarter included:

Haley Field, Loving County, Texas
---------------------------------

o The Haley 31-2 well was drilled to 17,700 feet, with KCS having a carried interest. The well logged four potentially productive zones and has been completed without stimulation and is currently producing from the lowest productive zone at 35,600 MCFEPD.

o KCS has a combined revenue and WI of 18% in the well before payout and a 13% WI after payout.

o KCS owns approximately a 50% WI in the direct offset lease and intends to propose an offset well to be drilled as soon as regulatory and partner approval is secured and a drilling rig can be obtained.

Austin Field, Goliad County, South Texas
----------------------------------------

o The K. Jackson #2 well was drilled to 14,103 feet, discovering pay in four Wilcox sands. KCS as operator has a 66% WI, with Combined Resources Group holding the remaining interest.

o  Initial production from the well was 8,900 MCFEPD.

o An offset well to further develop the productive sands and test deeper zones is currently being drilled.

Betsy Prospect, Goliad County, South Texas
------------------------------------------

The Eichman Gas Unit #2 (KCS WI = 25%) was recently completed and is flowing at 6,800 MCFEPD.

O'Connor Ranch Field, Goliad County, South Texas
------------------------------------------------

o Year to date, 27 shallow Frio wells (KCS WI = 86-92%) have been drilled, 23 of which were successful. One Yegua well has also been completed, flowing at a rate of 725 MCFEPD. Current gross production from the field is 8,400 MCFEPD.

o The O'Connor Ranch #22 well (KCS WI = 60%) has been drilled to 15,100 feet and did not encounter the main objective. Testing of Middle Wilcox secondary objectives is in progress.

Other Gulf Coast Operations
---------------------------

o KCS participated in four non-operated wells (KCS WI = 25%) in the West Mission Valley area of South Texas. These wells averaged initial production rates of 1,810 MCFEPD per well.

o Two wells were drilled in the Coquat Field, Live Oak County, South Texas (KCS WI = 56%) which averaged 2,200 MCFEPD per well initial production rate.

o The Guerra D-5 in the La Reforma Field in Hidalgo County, South Texas (KCS WI = 25%) reached total depth after the end of the quarter and is currently being completed.

Elm Grove Field, Bossier Parish, Louisiana (KCS WI = 91-100%)
-------------------------------------------------------------

o KCS drilled 15 Cotton Valley wells during the second quarter, with an average initial production rate of approximately 1,900 MCFEPD per well.

o Current gross operated production from the Elm Grove field now exceeds 50,000 MCFEPD.

o One additional well was drilled during the second quarter on the acreage acquired in April and two wells have reached total depth since the end of the quarter. The Company currently has two rigs drilling on the new acreage and plans to drill another 10-15 wells by year end.

Other Mid-Continent Operations
------------------------------

o The Thornton #2-2 (KCS WI = 22%) in the Panola Field in Latimer County, Oklahoma was drilled and brought on production at a rate of 5,980 MCFEPD. An offset location has been proposed.

Hedging Program
---------------

The Company's hedging program consists of a series of transactions designed to limit exposure to downside price movements while continuing to allow significant participation in increasing prices. The Company's current hedge positions are summarized in the following table.

                                               Average                   Average
                       Type Hedge              Amount                    Price
                       ----------              ------                    -----
3RD Qtr. 2005          Gas - Swap            53,533 MMBTU/day              $6.94
                       Gas - Collar           5,000 MMBTU/day        $5.50/$7.61
                       Oil - Swap             1,130 BOPD                  $43.18

4TH Qtr. 2005          Gas - Swap            45,217 MMBTU/day              $7.51
                       Gas - Collar           5,000 MMBTU/day        $5.50/$7.61
                       Oil - Swap               996 BOPD                  $44.22

2006                   Gas - Swap            31,726 MMBTU/day              $7.28
                       Gas - Collar           1,233 MMBTU/day        $6.75/$8.25
                       Oil - Swap               332 BOPD                  $51.35

1ST & 2nd Qtrs. 2007   Gas - Swap            12,459 MMBTU/day              $7.78

The Company has also sold "call options" giving the purchaser of the options the right to buy 10,000 MMBTU per day for each month during November 2005 through March 2006 at a price of $8.00 per MMBTU. The Company received $1.2 million ($.805 per MMBTU) in consideration of conveying this option.

In addition, the Company will deliver 9.4 MMCFEPD in the remainder of 2005 and
8.7 MMCFEPD in January 2006 under the production payment sold in 2001, and amortize the associated deferred revenue at the weighted average discounted price received in 2001 of approximately $4.05 per MCFE.

The Company also has agreed to sell 2,000 MMBTU per day of Michigan natural gas production through March 31, 2006 at a realized price of $7.24 per MMBTU.


2005 Guidance
-------------
                                               Previous            Revised
                                               --------            -------
Production (BCFE)
     Gross Production                           46-48.5              49-52
     Production Payment                           (3.9)              (3.9)
                                               --------            -------
     Net Production                             42-44.5              45-48
LOE ($MM)                                         34-36              35-37
Production and Other Taxes
     (% Oil and Gas Sales)                           6%                 6%
G&A ($MM)                                         10-12              11-13
DD&A rate on oil and gas
     properties ($/MCFE)                      1.70-1.80          1.75-1.85
Other DD&A and ARO ($MM)                              2                  2
Interest Expense ($MM)                            19-20              19-20
Income Taxes                                        35%             37.3%*
Capital Expenditures, Exclusive of
     Acquisitions ($MM)                             190                225

* 2 to 3% Alternative Minimum Tax; balance deferred.

The following abbreviations are utilized herein:

Net Production - Production after considering delivery obligations associated with the Production Payment sold in February 2001
WI - Working Interest
BCFE - Billion Cubic Feet of Natural Gas Equivalent
MCFPD - Thousand Cubic Feet of Natural Gas Per Day
MCFEPD - Thousand Cubic Feet of Natural Gas Equivalent Per Day
MMCFEPD - Million Cubic Feet of Natural Gas Equivalent Per Day
MMBTU - Million British Thermal Units
BOPD - Barrels of Oil Per Day
$MM - Million Dollars
MCFE - Thousand Cubic Feet of Natural Gas Equivalent


This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays and difficulties in developing currently owned properties, the failure of exploratory drilling to result in commercial wells, delays due to the limited availability of drilling equipment and personnel, fluctuation in oil and gas prices, general economic conditions and the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission.

KCS is an independent energy company engaged in the acquisition, exploration, development and production of natural gas and crude oil with operations in the Mid-Continent and Gulf Coast regions. For more information on KCS Energy, Inc., please visit the Company's web site at http://www.kcsenergy.com

================================================================================
                                      ####
5555 San Felipe, Suite 1200, Houston, TX 77056

                            -Financial Tables Follow-

                                KCS Energy, Inc.

                           Condensed Income Statements


                                                                Three Months Ended                 Six Months Ended
(Amounts in Thousands                                                June 30,                          June 30,
                                                          ------------------------------    ------------------------------
Except Per Share Data)                                         2005             2004             2005             2004
                                                          -------------    -------------    -------------    -------------
Oil and natural gas revenue                               $      78,314    $      50,982    $     144,596    $     101,296
Other, net                                                          386             (341)          (1,054)            (211)
----------------------------------------------------------------------------------------    ------------------------------
Total revenue and other                                          78,700           50,641          143,542          101,085
----------------------------------------------------------------------------------------    ------------------------------
Operating costs and expenses
   Lease operating expenses                                       8,279            7,194           15,795           14,628
   Production and other taxes                                     4,347            3,316            7,390            6,211
   General and administrative expenses                            2,748            2,189            5,521            4,472
   Stock compensation                                               601            1,225              961            1,567
   Accretion of asset retirement obligation                         241              258              482              515
   Depreciation, depletion and amortization                      22,826           13,219           40,603           26,008
----------------------------------------------------------------------------------------    ------------------------------
Total operating costs and expenses                               39,042           27,401           70,752           53,401
----------------------------------------------------------------------------------------    -------------------------------
Operating income                                                 39,658           23,240           72,790           47,684
----------------------------------------------------------------------------------------    ------------------------------
Interest and other income                                            56              224               74              228
Redemption premium on early extinguishment of debt                    -           (3,698)               -           (3,698)
Interest expense                                                 (5,140)          (4,376)          (8,459)          (7,397)
----------------------------------------------------------------------------------------    ------------------------------
Income before income taxes                                       34,574           15,390           64,405           36,817
Federal and state income tax expense                            (13,644)            (893)         (24,055)          (2,875)
----------------------------------------------------------------------------------------    ------------------------------
Net income                                                $      20,930    $      14,497    $      40,350    $      33,942
========================================================================================    ==============================

Earnings per share of common stock - basic                $        0.42    $        0.30    $        0.81    $        0.70
========================================================================================    ==============================

Earnings per share of common stock - diluted              $        0.42    $        0.29    $        0.80    $        0.69
========================================================================================    ==============================

Average shares outstanding for computation
    of earnings per share
    Basic                                                        49,477           48,912           49,510           48,779
    Diluted                                                      50,119           49,704           50,157           49,537



                                KCS Energy, Inc.
                            Condensed Balance Sheets
                                                             June 30,    December 31,
(Thousands of Dollars)                                         2005         2004
                                                           ----------    ----------
Assets
------
Cash                                                       $    2,737    $    6,613
Trade accounts receivable, net                                 44,123        35,173
Other current assets                                            5,158         4,059
Property, plant and equipment, net                            578,111       401,005
Deferred taxes                                                 21,590        31,713
Deferred charges and other assets                              11,284         8,745
-----------------------------------------------------------------------------------
   Total assets                                            $  663,003    $  487,308
===================================================================================
Liabilities and stockholders' equity
------------------------------------
Accounts payable                                           $   31,857    $   38,772
Accrued liabilities                                            46,799        32,697
Accrued interest                                                4,902         3,118
Derivative liabilities                                         18,015            --
Deferred revenue                                                8,367        17,326
Deferred credits and other liabilities                         17,037        13,346
Long-term debt                                                290,603       175,000
Stockholders' equity                                          245,423       207,049
-----------------------------------------------------------------------------------
   Total liabilities and stockholders' equity              $  663,003    $  487,308
===================================================================================


                        Condensed Statements of Cash Flow

                                                                 Six Months Ended
                                                                     June 30,
                                                           ------------------------
                                                               2005          2004
                                                           ----------    ----------
Net income                                                 $   40,350    $   33,942
DD&A                                                           40,603        26,008
Amortization of deferred revenue                               (8,959)      (11,326)
Other adjustments and non-cash charges and credits, net        27,140        10,517
-----------------------------------------------------------------------------------
                                                               99,134        59,141
Changes in operating assets and liabilities                   (15,324)       (5,897)
-----------------------------------------------------------------------------------
   Net cash provided by operating activities                   83,810        53,244
-----------------------------------------------------------------------------------
Cash flow from investing activities:
Investment in oil and gas properties, net                    (203,290)      (70,760)
Other, net                                                      1,188          (109)
-----------------------------------------------------------------------------------
   Net cash used in investing activities                     (202,102)      (70,869)
-----------------------------------------------------------------------------------
Cash flow from financing activities:
Net increase in debt                                          115,625        33,000
Other, net                                                     (1,209)       (7,800)
-----------------------------------------------------------------------------------
   Net cash provided by financing activities                  114,416        25,200
-----------------------------------------------------------------------------------
Increase (decrease) in cash and cash equivalents           $   (3,876)   $    7,575
===================================================================================


                           Non-GAAP Financial Measure

KCS reports its financial results in accordance with generally accepted accounting principles. However, on occasion the Company also presents certain non-GAAP financial measures, such as cash flow before net changes in assets and liabilities. Cash flow before net changes in assets and liabilities is net income adjusted for depreciation, depletion and amortization, amortization of deferred revenue, non-cash losses on derivative instruments, deferred income taxes, accretion of asset retirement obligation, and other non-cash charges and credits, net. While cash flow before net changes in assets and liabilities should not be considered in isolation or as a substitute for net income, operating income, net cash provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as an indication of the Company's financial performance or liquidity under GAAP, it is presented because the Company believes that it provides useful information to investors with respect to its ability to meet future debt service, capital expenditure commitments and working capital requirements. Cash flow before net changes in assets and liabilities as presented herein may not be comparable to similarly titled measures of other companies.

The following table reconciles net income to cash flow before net changes in assets and liabilities for the periods presented.

                                                                       Three Months Ended            Six Months Ended
                                                                             June 30,                     June 30,
                                                                   --------------------------  ---------------------------
                                                                         2005          2004          2005           2004
                                                                   ------------  ------------  ------------   ------------
                                                                                        (In thousands)
    Net income.................................................... $     20,930        14,497  $     40,350         33,942
      Depreciation, depletion and amortization....................       22,826        13,219        40,603         26,008
      Amortization of deferred revenue............................       (4,352)       (5,499)       (8,959)       (11,326)
      Non-cash losses on derivative instruments...................          (19)        1,135         2,392          2,270
      Deferred income taxes ......................................       12,644           294        22,627          1,876
      Accretion of asset retirement obligation ...................          241           258           482            515
      Other non-cash charges and credits, net.....................          512         5,344         1,639          5,856
                                                                   ------------  ------------  ------------   -------------
    Cash flow before net changes in assets and liabilities..       $     52,782  $     29,248  $     99,134   $     59,141
                                                                   ============  ============  ============   =============

The following table reconciles cash flow before net changes in assets and liabilities to net cash provided by operating activities, its most directly comparable GAAP financial measure, for the periods presented.

                                                                        Three Months Ended            Six Months Ended
                                                                              June 30,                     June 30,
                                                                  ----------------------------  ----------------------------
                                                                         2005          2004           2005           2004
                                                                  -------------- -------------  -------------  -------------
                                                                                        (In thousands)
    Cash flow before net changes in assets and liabilities........ $      52,782 $      29,248  $      99,134  $      59,141
      Trade accounts receivable...................................        (6,045)       (5,839)        (8,973)        (6,104)
      Accounts payable and accrued liabilities....................         1,535         1,234         (7,282)         2,839
      Accrued interest ...........................................        (1,336)          793          1,784         (1,981)
      Other, net..................................................        (1,198)         (793)          (853)          (651)
                                                                   ------------- -------------  -------------  -------------
      Net cash provided by operating activities................... $      45,738 $      24,643  $      83,810  $      53,244
                                                                   ============= =============  =============  =============


                                KCS Energy, Inc.
                                Supplemental Data

                                                                     Three Months Ended              Six Months Ended
                                                                           June 30,                      June 30,
                                                                  -----------------------         ----------------------
                                                                   2005            2004            2005           2004
                                                                  -------         -------         -------        -------
Production:
  Gas (MMcf)                                                       10,876           8,189          20,359         16,056
  Oil (Mbbl)                                                          211             197             413            390
  Natural gas liquids (Mbbl)                                           57              52             103            110

     Total (MMcfe) (a)                                             12,482           9,686          23,453         19,056
         Dedicated to Production Payment                           (1,047)         (1,332)         (2,156)        (2,745)
                                                                  -------         -------         -------        -------

               Net Production (MMcfe)                              11,435           8,354          21,297         16,311

Average realized prices  (b)
  Gas (per Mcf)                                                   $  6.30         $  5.44         $  6.19        $  5.52
  Oil (per bbl)                                                   $ 40.64         $ 28.16         $ 39.41        $ 27.63
  Natural gas liquids (per bbl)                                   $ 21.65         $ 17.23         $ 22.74        $ 17.09
  Total (per Mcfe)                                                $  6.27         $  5.26         $  6.17        $  5.32


Notes:

(a) Includes the effects of hedging and the Production Payment sold in February 2001.

(b) The average realized prices reported above include the non-cash effects of volumes delivered under the Production Payment as well as the unwinding of various derivative contracts terminated in 2001. These items do not generate cash to fund the Company's operations. Excluding these items, the average realized price per Mcfe was $6.58 and $6.47 for the three and six months ended June 30, 2005 compared to $5.67 and $5.71 for the three and six months ended June 30, 2004.